Exhibit 16.1
February 17, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Fifth Street Finance Corp.
File No. 1-33901
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Fifth Street Finance Corp. dated February 17, 2010, and agree with the statements concerning our Firm contained in Item 4.01(a). We have no basis to agree or to disagree with the statements contained in Item 4.01(b).
Very truly yours,
/s/ GRANT THORNTON LLP
New York, New York